Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Abacus Life, Inc. (formerly known as East Resources Acquisition Company) on Amendment No. 3 to Form S-1 (File No. 333-274553) of our report dated April 17, 2023, which includes an explanatory paragraph as to East Resources Acquisition Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of East Resources Acquisition Company as of December 31, 2022 and 2021 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on July 17, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

November 1, 2023